Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS FOURTH QUARTER AND FULL-YEAR 2018 RESULTS

•	Q4 Operating Income of $44 Million on GAAP Basis and $41 Million Excluding Unusual Items; Increased from Operating Income (GAAP and Adjusted) of $39 Million in Q4 2017

•	GAAP Diluted Earnings per Share in Q4 Totaled $0.55, or $0.33 After Excluding Unusual Items

•	Repurchased $30 Million of Harsco Shares in Q4; $45 Million Remaining Under Share Repurchase Program Authorization

•	Full-Year 2018 GAAP and Adjusted Operating Income Increased to $191 Million and $187 Million, Respectively

•	2019 Adjusted Operating Income Expected to Increase to Between $200 Million to $220 Million

CAMP HILL, PA (February 21, 2019) - Harsco Corporation (NYSE: HSC) today reported fourth quarter 2018 and full-year 2018 results. On a U.S. GAAP ("GAAP") basis, fourth quarter of 2018 diluted earnings per share from continuing operations were $0.55, which included a non-cash adjustment to the Company's deferred tax assets due to the impact of U.S. tax reform, costs incurred to initiate a productivity improvement initiative in Harsco Rail and a quarterly accounting adjustment to the Altek contingent consideration liability. Excluding these items, diluted earnings per share from continuing operations in the fourth quarter of 2018 were $0.33.

These figures compare with fourth quarter of 2017 GAAP diluted loss per share from continuing operations of $0.42 and adjusted diluted earnings per share from continuing operations of $0.20, which excluded expenses incurred to reprice the Company's term loan and a provisional non-cash adjustment to the Company's deferred tax assets resulting from U.S. tax reform.

GAAP operating income from continuing operations for the fourth quarter of 2018 was $44 million. Excluding unusual items, operating income was $41 million, compared to the Company's previously provided guidance range of $39 million to $44 million.

“2018 marked another year of successful execution against our priorities and we again delivered meaningful financial improvements,” said Chairman and CEO Nick Grasberger. “Importantly, each Harsco business contributed to the stronger results, highlighting consistency across our portfolio and the progress we have made on our objective to drive more balanced performance."

“Our business momentum broadened through the year, and we enter 2019 with strong backlogs in Industrial and Rail. We also continue to sign growth contracts and deepen relationships in M&M with new and existing customers, many of whom are increasingly coming to us for value-added environmental solutions. In 2019, we will continue making additional investments to strengthen our capabilities and leadership position in our markets, including by pursuing a robust pipeline of growth opportunities. Overall, we are confident in our ability to deliver our third consecutive year of growth in 2019 and to achieve our long-term financial targets.”

Harsco Corporation—Selected Fourth Quarter Results

($ in millions, except per share amounts)	Q4 2018	Q4 2017 (1)
Revenues	$437	$455
Operating income from continuing operations - GAAP	$44	$39
Operating margin from continuing operations - GAAP	10.0%	8.6%
Diluted EPS from continuing operations - GAAP	$0.55	$(0.42)
Return on invested capital (TTM) - excluding unusual items	16.1%	11.5%
(1) 2017 figures reflect new pension accounting standard

Consolidated Fourth Quarter Operating Results

Total revenues were $437 million, a decrease of 4 percent compared with the prior-year quarter. Revenues increased in the Company's Metals & Minerals and Industrial segments, while revenues in the Rail segment declined as anticipated in the quarter. The fourth quarter of 2018 included revenues of approximately $4 million related to the Company's multi-year contracts with SBB (federal railway system in Switzerland) versus $42 million in the comparable 2017 quarter. Also, foreign currency translation negatively impacted fourth quarter 2018 revenues by approximately $14 million compared with the prior-year quarter.

GAAP operating income from continuing operations was $44 million, while operating income excluding unusual items was $41 million for the fourth quarter of 2018. These figures compare with operating income of $39 million in the same quarter of last year. Operating income in the Company's Metals & Minerals and Industrial segments improved and Corporate spending decreased relative to the prior-year quarter. These positive factors were only partially offset by a decline in operating income within the Rail segment, which again had been anticipated given the comparison to very strong results in the fourth quarter of 2017.

The Company's GAAP and adjusted operating margins in the fourth quarter of 2018 increased to 10.0 percent and 9.4 percent, respectively, versus an operating margin of 8.6 percent in the fourth quarter of 2017.

Harsco Corporation—Selected 2018 Results

($ in millions, except per share amounts)	2018	2017 (1)
Revenues	$1,722	$1,607
Operating income from continuing operations - GAAP	$191	$145
Operating margin from continuing operations - GAAP	11.1%	9.0%
Diluted EPS from continuing operations - GAAP	$1.64	$0.09
(1) 2017 figures reflect new pension accounting standard

Consolidated 2018 Results

Total revenues were $1.7 billion in 2018, compared with $1.6 billion in 2017, with the Company's Metals & Minerals and Industrial segments realizing revenue growth during the year. Metals & Minerals' revenues were positively impacted by higher customer steel output and related demand for mill services, new contracts, higher commodity prices, increased Applied Products sales and the Altek Group acquisition. In Industrial, improved demand for all three major product lines led to higher revenues during the year. Meanwhile, Rail revenues declined as a result of lower SBB sales, which totaled $24 million in 2018 as compared to $42 million in 2017. Otherwise, Rail revenues in 2018 were consistent with 2017.

GAAP operating income from continuing operations was $191 million in 2018, while GAAP operating income from continuing operations in 2017 was $145 million. These figures are $187 million and $150 million, respectively, when excluding the unusual items in each of the periods. Financial performance in each segment improved compared with the previous year due to the above factors as well as a more favorable product mix in the Industrial and Rail segments and continuous improvement benefits realized during the year. Also, Corporate costs declined in 2018 relative to 2017.

On a GAAP basis, diluted earnings per share from continuing operations in 2018 was $1.64, including the fourth quarter items mentioned above as well as Altek Group acquisition costs, a non-cash deferred tax asset valuation allowance adjustment, expenses incurred to amend and reprice the Company's credit facilities and a Metals & Minerals expense accrual reversal. This figure compares with diluted earnings per share in 2017 of $0.09, which included the fourth quarter 2017 items also noted above and a Metals & Minerals bad debt expense related to a customer that had entered administration in Australia.

Excluding unusual items, adjusted diluted earnings per share from continuing operations increased to $1.31 in 2018 from $0.74 in 2017.

Fourth Quarter Business Review

Metals & Minerals

($ in millions)	Q4 2018	Q4 2017 (1)	%Change
Revenues	$262	$250	5%
Operating income - GAAP	$28	$22	32%
Operating margin - GAAP	10.8%	8.6%
(1) 2017 figures reflect new pension accounting standard

Revenues increased 5 percent to $262 million, mainly as a result of higher service levels and the Altek Group acquisition. These positive factors were partially offset by the impact of foreign currency translation. The segment's operating income in the fourth quarter of 2018 totaled $28 million, or $25 million when excluding unusual items in the period. These figures compare with GAAP and adjusted operating income of $22 million in the prior-year period. The improvement in adjusted operating earnings is attributable to increased services demand and higher contributions from certain Applied Products businesses, partially offset by FX impacts and general and administrative investments (costs) to support the Company's growth strategy. Lastly, the segment's operating margin was 10.8 percent and adjusted operating margin was 9.6 percent in the fourth quarter of 2018, compared with an operating margin of 8.6 percent in the same quarter of 2017.

Industrial

($ in millions)	Q4 2018	Q4 2017 (1)	%Change
Revenues	$105	$82	28%
Operating income - GAAP	$14	$10	35%
Operating margin - GAAP	13.4%	12.8%
(1) 2017 figures reflect new pension accounting standard

Revenues increased 28 percent to $105 million, due to increased demand and higher product prices. Meanwhile, operating income increased to $14 million from $10 million and the segment's operating margin increased to 13.4 percent from 12.8 percent in the comparable quarter last year. These changes are attributable to the improvement in underlying demand and a more favorable product mix, partially offset by higher compensation and commission expenses.

Rail

($ in millions)	Q4 2018	Q4 2017 (1)	%Change
Revenues	$69	$123	(44)%
Operating income - GAAP	$8	$14	(45)%
Operating margin - GAAP	11.2%	11.5%
(1) 2017 figures reflect new pension accounting standard

Revenues decreased 44 percent to $69 million, principally due to lower SBB revenues and other international equipment sales. The segment's operating income (GAAP and adjusted) declined to $8 million from $14 million in the prior-year quarter. This change resulted from lower international equipment sales, a less favorable equipment mix and higher engineering and development expenses, partially offset by higher contributions from after-market parts and Protran Technology product sales. Lastly, the segment's GAAP operating margin was little changed at 11.2 percent in the fourth quarter of 2018 (12.1 percent on adjusted basis), compared with 11.5 percent in the same quarter of 2017.

Rail - Operational Improvement Initiative

Harsco Rail has undertaken a number of actions over the past two years to improve manufacturing processes. Recently, the Company decided to consolidate and centralize its principal North American manufacturing and distribution into one facility, allowing for improved efficiency and better service to customers. As a result, operations in Ludington, Michigan will be transferred to a streamlined and expanded facility in Columbia, South Carolina. The capital investment to complete this program and other expenditures began in the second-half of 2018 and will continue through 2019. The annualized manufacturing savings anticipated from this latest action are approximately $7 million, with a portion of these benefits expected to materialize in the second-half of 2019.

Cash Flow

Net cash provided by operating activities totaled $97 million in the fourth quarter of 2018, compared with $94 million in the prior-year period. Further, free cash flow was $60 million in the fourth quarter of 2018, compared with $63 million in the prior-year period. The modest change in free cash flow reflects an increase in net capital expenditures compared with the prior-year quarter.

For the full-year, net cash provided by operating activities was $192 million and free cash flow was $73 million in 2018. These figures compare to $177 million and $93 million respectively in 2017. The full-year change in free cash flow reflects incremental growth capital spending mainly in Metals & Minerals, partially offset by an increase in net cash from operating activities.

2019 Outlook

The Company's 2019 guidance reflects an overall positive outlook across its services and products businesses, supported by positive fundamentals in relevant end markets, strong backlog positions that provide forward visibility in Industrial and Rail, and a robust pipeline of growth opportunities in Metals & Minerals.

For Metals & Minerals, adjusted operating income is expected to increase as higher customer steel output and mill services demand, new site ramp-ups, operational savings and the Altek Group integration are expect to be only partially offset by exited sites, investments to support growth initiatives and foreign exchange translation impacts.

Industrial earnings are projected to increase significantly due to improved demand for heat exchangers, industrial grating and commercial boilers as well as product and market expansions, partially offset by a less favorable product mix and higher benefits and commission expenses.

And in Rail, adjusted operating income is also anticipated to be significantly higher compared with 2018, as a result of increased global demand for equipment, after-market parts and Protran Technology products as well as productivity initiatives. These benefits are expected to be only partially offset by lower contracting contributions, a less favorable product mix as well as R&D and administrative investments (costs) to support the segment's multi-year growth strategy.

Lastly, Corporate spending is expected to increase compared with 2018 due to investments and professional fees.

Key highlights in the Outlook are included below.

Full Year 2019

•
GAAP and adjusted operating income for the full year are expected to range from $192 million to $212 million and $200 million to $220 million, respectively; compared with GAAP operating income of $191 million and adjusted operating income of $187 million in 2018.

•
GAAP and adjusted diluted earnings per share from continuing operations for the full year are expected in the range of $1.22 to $1.40 and $1.29 to $1.47, respectively; compared with GAAP diluted earnings per share of $1.64 and adjusted diluted earnings per share of $1.31 in 2018.

•
Free cash flow is expected in the range of $50 million to $70 million including anticipated net capital expenditures of between $170 million and $190 million and growth-oriented investments of approximately $80 million; as a result, free cash flow before growth capital is expected in the range of $130 million to $150 million compared with $104 million in 2018.

•	Net interest expense is forecasted to range from $37 million to $39 million.

•	Non-operating defined benefit pension expense of approximately $5 million.

•	The effective tax rate, excluding any unusual items, is expected to range from 26 percent to 28 percent.

•	Adjusted return on invested capital is expected to range from 16.0 percent to 17.0 percent; compared with 16.1 percent in 2018.

Q1 2019

•	GAAP and adjusted operating income of $30 million to $37 million and $36 million to $43 million, respectively; compared with GAAP operating income of $37 million in the prior-year quarter.

•	GAAP and adjusted earnings per share from continuing operations of $0.15 to $0.21 and $0.20 to $0.26, respectively; compared with GAAP diluted earnings per share of $0.22 in the prior-year quarter.

Conference Call

The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 60531311. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through March 8, 2019 by dialing (800) 585-8367, (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-

looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs;(3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the outcome of any disputes with customers, contractors and subcontractors; (15) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (16) implementation of environmental remediation matters; (17) risk and uncertainty associated with intangible assets; and (18) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2017. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31			December 31
(In thousands, except per share amounts)	2018		2017	2018		2017
Revenues from continuing operations:
Service revenues	$243,424		$243,613	$1,007,239		$981,672
Product revenues	193,471		211,357	715,141		625,390
Total revenues	436,895		454,970	1,722,380		1,607,062
Costs and expenses from continuing operations:
Cost of services sold	191,192		193,068	780,930		770,268
Cost of products sold	140,589		157,373	507,807		452,740
Selling, general and administrative expenses	63,383		61,477	238,690		229,792
Research and development expenses	1,171		1,131	5,548		4,227
Other (income) expenses, net	(3,092)		2,912	(1,522)		4,641
Total costs and expenses	393,243		415,961	1,531,453		1,461,668
Operating income from continuing operations	43,652		39,009	190,927		145,394
Interest income	506		854	2,155		2,469
Interest expense	(8,907)		(11,372)	(38,148)		(47,552)
Defined benefit pension income (expense)	776		(541)	3,447		(2,595)
Income (loss) on early extinguishment of debt	32		(2,265)	(1,127)		(2,265)
Income from continuing operations before income taxes	36,059		25,685	157,254		95,451
Income tax income (expense)	11,144		(58,046)	(12,899)		(83,803)
Equity income of unconsolidated entities, net	384		—	384		—
Income (loss) from continuing operations	47,587		(32,361)	144,739		11,648
Discontinued operations:
Income on disposal of discontinued business	632		844	358		306
Income tax expense related to discontinued business	(145)		(303)	(84)		(110)
Income from discontinued operations	487		541	274		196
Net income (loss)	48,074		(31,820)	145,013		11,844
Less: Net income attributable to noncontrolling interests	(2,161)		(1,584)	(7,956)		(4,022)
Net income (loss) attributable to Harsco Corporation	$45,913		$(33,404)	$137,057		$7,822
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$45,426		$(33,945)	$136,783		$7,626
Income from discontinued operations, net of tax	487		541	274		196
Net income (loss) attributable to Harsco Corporation common stockholders	$45,913		$(33,404)	$137,057		$7,822
Weighted-average shares of common stock outstanding	80,403		80,651	80,716		80,553
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.56		$(0.42)	$1.69		$0.09
Discontinued operations	0.01		0.01	—		—
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$0.57		$(0.41)	$1.70	(a)	$0.10	(a)
Diluted weighted-average shares of common stock outstanding	83,311		80,651	83,595		82,840
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.55		$(0.42)	$1.64		$0.09
Discontinued operations	0.01		0.01	—		—
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$0.55	(a)	$(0.41)	$1.64		$0.09
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	December 31 2018	December 31 2017
ASSETS
Current assets:
Cash and cash equivalents	$64,260	$62,098
Restricted cash	2,886	4,111
Trade accounts receivable, net	291,213	288,034
Other receivables	54,182	20,224
Inventories	133,111	178,293
Current portion of contract assets	24,254	—
Other current assets	35,128	39,332
Total current assets	605,034	592,092
Property, plant and equipment, net	469,900	479,747
Goodwill	411,552	401,758
Intangible assets, net	79,825	38,251
Deferred income tax assets	49,114	51,574
Other assets	17,442	15,263
Total assets	$1,632,867	$1,578,685
LIABILITIES
Current liabilities:
Short-term borrowings	$10,078	$8,621
Current maturities of long-term debt	6,489	11,208
Accounts payable	149,410	126,249
Accrued compensation	57,586	60,451
Income taxes payable	2,634	5,106
Insurance liabilities	40,774	11,167
Current portion of advances on contracts	31,317	117,958
Other current liabilities	118,708	133,368
Total current liabilities	416,996	474,128
Long-term debt	585,662	566,794
Insurance liabilities	19,575	22,385
Retirement plan liabilities	213,578	259,367
Advances on contracts	37,675	—
Other liabilities	46,005	40,846
Total liabilities	1,319,491	1,363,520
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	141,842	141,110
Additional paid-in capital	190,597	180,201
Accumulated other comprehensive loss	(567,107)	(546,582)
Retained earnings	1,298,752	1,157,801
Treasury stock	(795,821)	(762,079)
Total Harsco Corporation stockholders’ equity	268,263	170,451
Noncontrolling interests	45,113	44,714
Total equity	313,376	215,165
Total liabilities and equity	$1,632,867	$1,578,685

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands)	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss)	$48,074	$(31,820)	$145,013	$11,844
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	29,811	30,320	122,135	121,839
Amortization	3,030	2,109	10,650	8,098
Deferred income tax expense (benefit)	(8,518)	55,331	(6,522)	57,349
Equity in income of unconsolidated entities, net	(384)	—	(384)	—
Dividends from unconsolidated entities	—	—	88	93
Other, net	181	(1,818)	2,666	749
Changes in assets and liabilities:
Accounts receivable	12,141	(5,379)	(16,881)	(32,012)
Inventories	4,146	49,669	(14,706)	19,557
Contract assets	7,115	—	(3,312)	—
Accounts payable	800	3,509	18,347	12,554
Accrued interest payable	(139)	151	(154)	438
Accrued compensation	9,311	10,147	(1,127)	11,126
Advances on contracts and other customer advances	15,396	(10,277)	3,057	(16,811)
Retirement plan liabilities, net	(4,578)	(3,410)	(33,321)	(21,300)
Other assets and liabilities	(19,378)	(4,545)	(33,527)	3,368
Net cash provided by operating activities	97,008	93,987	192,022	176,892
Cash flows from investing activities:
Purchases of property, plant and equipment	(40,866)	(34,183)	(132,168)	(98,314)
Purchases of businesses, net of cash acquired	—	—	(56,389)	—
Proceeds from sales of assets	2,791	2,672	11,887	13,418
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	12,283	(22,879)	15,527	(18,429)
Net cash used by investing activities	(25,792)	(54,390)	(161,143)	(103,325)
Cash flows from financing activities:
Short-term borrowings, net	2,475	3,146	1,932	5,061
Current maturities and long-term debt:
Additions	700	1,985	128,858	27,985
Reductions	(41,884)	(43,035)	(116,988)	(108,280)
Dividends paid to noncontrolling interests	(34)	(662)	(5,480)	(2,445)
Sale (purchase) of noncontrolling interests	—	—	477	(3,412)
Stock-based compensation - Employee taxes paid	(45)	(81)	(3,730)	(1,688)
Common stock acquired for treasury	(30,011)	—	(30,011)	—
Deferred financing costs	(59)	—	(596)	(42)
Other financing activities, net	—	(524)	—	(894)
Net cash used by financing activities	(68,858)	(39,171)	(25,538)	(83,715)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	237	420	(4,404)	4,478
Net increase (decrease) in cash and cash equivalents, including restricted cash	2,595	846	937	(5,670)
Cash and cash equivalents, including restricted cash, at beginning of period	64,551	65,363	66,209	71,879
Cash and cash equivalents, including restricted cash, at end of period	$67,146	$66,209	$67,146	$66,209

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	December 31, 2018		December 31, 2017
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$262,380	$28,461	$249,825	$21,528
Harsco Industrial	105,133	14,115	81,826	10,444
Harsco Rail	69,382	7,771	123,283	14,153
Corporate	—	(6,695)	36	(7,116)
Consolidated Totals	$436,895	$43,652	$454,970	$39,009

	Twelve Months Ended		Twelve Months Ended
	December 31, 2018		December 31, 2017
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$1,068,304	$121,195	$1,011,328	$102,362
Harsco Industrial	374,708	54,665	299,592	35,532
Harsco Rail	279,294	37,341	295,999	32,953
Corporate	74	(22,274)	143	(25,453)
Consolidated Totals	$1,722,380	$190,927	$1,607,062	$145,394

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31				December 31
	2018		2017		2018		2017
Diluted earnings per share from continuing operations as reported	$0.55		$(0.42)		$1.64		$0.09
Harsco Metals & Minerals adjustment to slag disposal accrual (a)	—		—		(0.04)		—
Harsco Metals & Minerals Segment change in fair value to contingent consideration liability (b)	(0.04)		—		(0.04)		—
Altek acquisition costs (c)	—		—		0.01		—
Loss on early extinguishment of debt (d)	—		0.03		0.01		0.03
Harsco Rail Segment improvement initiative costs (e)	0.01		—		0.01		—
Harsco Metals & Minerals Segment bad debt expense (f)	—		—		—		0.06
Taxes on above unusual items (g)	—		(0.01)		(0.01)		(0.02)
Impact of U.S. tax reform on income tax benefit (expense) (h)	(0.18)		0.59		(0.18)		0.59
Deferred tax asset valuation allowance adjustment (i)	—		—		(0.10)		—
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.33	(j)	$0.20	(j)	$1.31	(j)	$0.74	(j)

(a)	Harsco Metals & Minerals adjustment to previously accrued amounts related to the disposal of certain slag material in Latin America (Full year 2018 $3.2 million pre-tax).

(b)
Fair value adjustment to contingent consideration liability related to the acquisition of Altek (Q4 2018 $3.4 million pre-tax; Full year 2018 $2.9 million pre-tax). The Company adjusts Operating income and Diluted earnings per share from continuing operations to exclude the impact of the change in fair value to the acquisition-related contingent consideration liability for the Altek acquisition because it believes that the adjustment for this item more closely correlates the reported financial measures with the ordinary and ongoing course of the Company's operations.

(c)
Costs associated with the acquisition of Altek Europe Holdings Limited and its affiliated entities ("Altek") recorded in the Harsco Metals & Minerals Segment (Full year 2018 $0.8 million pretax) and at Corporate (Full year 2018 $0.4 million pretax).

(d)
Loss on early extinguishment of debt associated with the amending of the Company's existing Senior Secured Credit Facility in order to reduce the interest rate applicable to the Term Loan Facility (Full year 2018 $1.0 million pre-tax; Q4 and Full year 2017 $2.3 million pre-tax).

(e)	Costs associated with a productivity improvement initiative in the Harsco Rail Segment (Q4 and Full year 2018 $0.6 million pre-tax).

(f)	Bad debt expense incurred in Harsco Metals & Minerals Segment (Full year 2017 $4.6 million pre-tax).

(g)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(h)
The Company recorded a benefit (expense) as a result of revaluing net deferred tax assets and liabilities as a result of U.S. tax reform (Q4 and Full year 2018 $15.4 million benefit; Q4 and Full year 2017 $48.7 million expense).

(i)	Adjustment of certain existing deferred tax asset valuation allowances as a result of the Altek acquisition (Full year 2018 $8.3 million).

(j)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (Unaudited)
	Projected Three Months Ending March 31
	2019
	Low	High
Diluted earnings per share from continuing operations	$0.15	$0.21
Harsco Rail Segment improvement initiative costs and certain professional fees	0.05	0.05
Adjusted diluted earnings per share from continuing operations, excluding unusual items	$0.20	$0.26

	Projected Twelve Months Ending December 31
	2019
	Low	High
Diluted earnings per share from continuing operations	$1.22	$1.40
Harsco Rail Segment improvement initiative costs and certain professional fees	0.07	0.07
Adjusted diluted earnings per share from continuing operations, excluding unusual items	$1.29	$1.47

The Company’s management believes Adjusted diluted earnings per share from continuing operations, excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT EXCLUDING UNUSUAL ITEMS (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended December 31, 2018:
Adjusted operating income (loss), excluding unusual items	$25,110	$14,115	$8,411	$(6,695)	$40,941
Revenues as reported	$262,380	$105,133	$69,382	$—	$436,895
Adjusted operating margin (%) excluding unusual items	9.6%	13.4%	12.1%		9.4%

Three Months Ended December 31, 2017:
Operating income (loss), as reported (a)(b)	$21,528	$10,444	$14,153	$(7,116)	$39,009
Revenues as reported	$249,825	$81,826	$123,283	$36	$454,970
Adjusted operating margin (%) excluding unusual items	8.6%	12.8%	11.5%		8.6%

Twelve Months Ended December 31, 2018:
Adjusted operating income (loss) excluding unusual items	$115,786	$54,665	$37,981	$(21,843)	$186,589
Revenues as reported	$1,068,304	$374,708	$279,294	$74	$1,722,380
Adjusted operating margin (%) excluding unusual items	10.8%	14.6%	13.6%		10.8%

Twelve Months Ended December 31, 2017:
Adjusted operating income (loss), excluding unusual items (b)	$106,951	$35,532	$32,953	$(25,453)	$149,983
Revenues as reported	$1,011,328	$299,592	$295,999	$143	$1,607,062
Adjusted operating margin (%) excluding unusual items	10.6%	11.9%	11.1%		9.3%

(a)	No unusual items were excluded in the three months ended December 31, 2017.

(b)
On January 1, 2018, the Company adopted changes issued by the Financial Accounting Standards Board related to how employers that sponsor defined benefit pension plans and other postretirement plans present net periodic pension costs ("NPPC") in the statement of operations. Employers are required to report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. Other components of NPPC are required to be presented in the statement of operations separately from the service cost component and outside of the subtotal of income from operations. The amounts presented reflect the adoption of these changes.

The Company’s management believes Adjusted operating margin (%) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended December 31, 2018:
Operating income (loss) as reported	$28,461	$14,115	$7,771	$(6,695)	$43,652
Harsco Metals & Minerals Segment change in fair value to contingent consideration liability	(3,351)	—	—	—	(3,351)
Harsco Rail Segment improvement initiative costs	—	—	640	—	640
Adjusted operating income (loss), excluding unusual items	$25,110	$14,115	$8,411	$(6,695)	$40,941
Revenues as reported	$262,380	$105,133	$69,382	$—	$436,895

Three Months Ended December 31, 2017:
Operating income (loss) as reported (a)(b)	$21,528	$10,444	$14,153	$(7,116)	$39,009
Revenues as reported	$249,825	$81,826	$123,283	$36	$454,970

(a)	No unusual items were excluded in the three months ended December 31, 2017.

(b)
On January 1, 2018, the Company adopted changes issued by the Financial Accounting Standards Board related to how employers that sponsor defined benefit pension plans and other postretirement plans present net periodic pension cost ("NPPC") in the statement of operations. Employers are required to report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. Other components of NPPC are required to be presented in the statement of operations separately from the service cost component and outside of the subtotal of income from operations. The amounts presented reflect the adoption of these changes.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2018:
Operating income (loss) as reported	$121,195	$54,665	$37,341	$(22,274)	$190,927
Harsco Metals & Minerals adjustment to slag disposal accrual	(3,223)	—	—	—	(3,223)
Harsco Metals & Minerals Segment change in fair value to contingent consideration liability	(2,939)	—	—	—	(2,939)
Altek acquisition costs	753	—	—	431	1,184
Harsco Rail Segment restructuring costs	—	—	640	—	640
Adjusted operating income (loss), excluding unusual items	$115,786	$54,665	$37,981	$(21,843)	$186,589
Revenues as reported	$1,068,304	$374,708	$279,294	$74	$1,722,380

Twelve Months Ended December 31, 2017:
Operating income (loss) as reported (a)	$102,362	$35,532	$32,953	$(25,453)	$145,394
Harsco Metals & Minerals bad debt expense	4,589	—	—	—	$4,589
Adjusted operating income (loss), excluding unusual items	$106,951	$35,532	$32,953	$(25,453)	$149,983
Revenues as reported	$1,011,328	$299,592	$295,999	$143	$1,607,062

(a) On January 1, 2018, the Company adopted changes issued by the Financial Accounting Standards Board related to how employers that sponsor defined benefit pension plans and other postretirement plans present net periodic pension cost ("NPPC ") in the statement of operations. Employers are required to report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. Other components of NPPC are required to be presented in the statement of operations separately from the service cost component and outside of the subtotal of income from operations. The amounts presented reflect the adoption of these changes.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME, EXCLUDING UNUSUAL ITEMS TO OPERATING INCOME (Unaudited)
	Projected Three Months Ending March 31
	2019
(In millions)	Low	High
Operating income	$30	$37
Harsco Rail Segment improvement initiative costs and certain professional fees	6	6
Adjusted operating income, excluding unusual items	$36	$43

	Projected Twelve Months Ending December 31
	2019
(In millions)	Low	High
Operating income	$192	$212
Harsco Rail Segment improvement initiative costs and certain professional fees.	8	8
Adjusted operating income, excluding unusual items	$200	$220

The Company’s management believes Adjusted operating income, excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH USED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands)	2018	2017	2018	2017
Net cash used by operating activities	$97,008	$93,987	$192,022	$176,892
Less capital expenditures	(40,866)	(34,183)	(132,168)	(98,314)
Plus capital expenditures for strategic ventures (a)	623	433	1,595	865
Plus total proceeds from sales of assets (b)	2,791	2,672	11,887	13,418
Free cash flow	59,556	62,909	73,336	92,861
Add growth capital expenditures	11,638	5,885	30,655	16,465
Free cash flow before growth capital expenditures	$71,194	$68,794	$103,991	$109,326

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds for planning and performance evaluation purposes. The Company’s management also believes that free cash flow before growth capital expenditures, which is a non-U.S. GAAP financial measure, is meaningful to investors because management uses this as a key factor in the deployment of capital for strategic planning purposes. It is important to note that free cash flow and free cash flow before growth capital expenditures do not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from these measures. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2019
(In millions)	Low	High
Net cash provided by operating activities	$220	$260
Less capital expenditures	(176)	(194)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	6	4
Free cash flow	50	70
Add growth capital expenditures	80	80
Free cash flow before growth capital expenditures	$130	$150

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds for planning and performance evaluation purposes. The Company’s management also believes that free cash flow before growth capital expenditures, which is a non-U.S. GAAP financial measure, is meaningful to investors because management uses this as a key factor in the deployment of capital for strategic planning purposes. It is important to note that free cash flow and free cash flow before growth capital expenditures do not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from these measures. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
	Year Ended December 31
(In thousands)	2018	2017
Income from continuing operations	$144,739	$11,648
Unusual items:
Harsco Metals & Minerals Segment adjustment to slag disposal accrual	(3,223)	—
Harsco Metals & Minerals Segment change in fair value to contingent consideration liability	(2,939)	—
Altek acquisition costs	1,184	—
Harsco Metals & Minerals Segment bad debt expense	—	4,589
Loss on early extinguishment of debt	1,034	2,265
Harsco Rail Segment restructuring costs	640	—
Taxes on above unusual items (b)	(361)	(2,052)
Impact of U.S. tax reform on income tax benefit	(15,409)	48,680
Deferred tax asset valuation allowance adjustment	(8,292)	—
Net income from continuing operations, as adjusted	117,373	65,130
After-tax interest expense (c)	29,374	29,957

Net operating profit after tax as adjusted	$146,747	$95,087

Average equity	$274,164	$189,560
Plus average debt	635,491	638,964
Average capital	$909,655	$828,524

Return on invested capital excluding unusual items	16.1%	11.5%

(a)
Return on invested capital excluding unusual items is net income (loss) from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)
The Company’s effective tax rate approximated 37% for the year ended December 31, 2017 and for the year ended December 31, 2018, 23%, on an adjusted basis, for interest expense. The lower rate for 2018 is due to U.S. Tax reform.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.